Exhibit 10

                            TECO ENERGY, INC.
                        1997 DIRECTOR EQUITY PLAN

                          Director Stock Option

     TECO Energy, Inc. (the "Company") grants to ______________________ (the "Optionee") a nonstatutory stock option (the "Option") dated April 16, 1997 under the Company's 1997 Director Equity Plan (the
"Plan"). Capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

     1. Grant of Stock Option. Pursuant to the Plan and subject to the terms and conditions set forth in this Option, the Company hereby grants to the Optionee the right and option to purchase from the Company _________ shares of Common Stock at a price of $24.375 per share. This Option may be exercised in whole or in part with respect to a number of whole shares, at any time and from time to time after the date hereof and prior to the expiration of ten years from the date hereof (the "Expiration Date"), except as otherwise provided herein.

     This  Option will not be treated as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Exercise and Payment. To exercise this Option, the Optionee will deliver written notice to the Secretary of the Company specifying the date of this Option, the number of shares as to which this Option is being exercised, and a date not later than thirty days after the date of delivery of the notice when the Optionee will take up and pay for such shares. On the date specified in such notice, the Company will deliver to the Optionee one or more certificates for the number of shares purchased against payment therefor. Payment may be made in cash, including by check, or in shares of common stock valued at their fair market value as of the date of exercise determined as provided in the Plan, or partly in cash and partly in common stock.

     3.   Termination of Option.

          (a) Termination of Service. In the event that the Optionee's service on the Board of Directors of the Company terminates for any reason other than disability or death, this Option will expire one year after the termination but in no event after the Expiration Date.

          (b) Disability or Death. In the event that the Optionee's service on the Board of Directors terminates by reason of disability or death, this Option will expire one year after the termination regardless of the Expiration Date. The rights of the Optionee may be exercised by the Optionee's guardian or legal representative in the case of disability and by the beneficiary designated by the Optionee in writing delivered to the Company or, if none has been designated, the Optionee's estate in the case of death.

     4. Adjustment of Terms. In the event of corporate transactions affecting the Company's outstanding Common Stock, the Board will equitably adjust the number and kind of shares subject to this Option and the exercise price hereunder to the extent provided by the Plan.


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                                                              Exhibit 10

     5. No Transfer. This Option will not be transferable other than by will or the laws of descent and distribution and will be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

     6. Securities Laws. The purchase of any shares by the Optionee upon exercise of this Option will be subject to the conditions that (i) the Company may in its discretion require that a registration statement under the Securities Act of 1933 with respect to the sale of such shares to the Optionee will be in effect, and such shares will be duly listed, subject to notice of issuance, on any securities exchange on which the Common Stock may then be listed, (ii) all such other action as the Company considers necessary to comply with any law, rule or regulation applicable to the sale of such shares to the Optionee will have been taken and (iii) the Optionee will have made such representations and agreements as the Company may require to comply with applicable law.

     7.   The  Board.    Any determination by the Board under, or inter-
pretation of the terms of, this Option or the Plan will be final and binding on the Optionee.

     8. Limitation of Rights. The Optionee will have no rights as a shareholder with respect to any shares subject to this Option until such shares are issued and delivered against payment therefor. The Optionee will have no right to be retained as a director of the Company by virtue of this Option.

     9. Amendment. The Board may amend, modify or terminate this Option, including substituting another Award of the same or a different type and changing the date of realization, provided that the Optionee's consent to such action will be required unless the action, taking into account any related action, would not adversely affect the Optionee.

     10.  G o verning  Law.    This  Option  will  be  governed  by  and
interpreted in accordance with the laws of Florida.


                                   TECO ENERGY, INC.




                                   By:  ______________________











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